Exhibit 99.1

FireEye Announces Acquisition of Global Threat Intelligence Leader iSIGHT Partners

Combination Creates Most Advanced and Comprehensive Cyber Threat Intelligence Operation, Driving Industry Toward Intelligence-Led Approach to Cybersecurity

MILPITAS, Calif. – Jan. 20, 2016 – FireEye, Inc. (NASDAQ: FEYE), the leader in stopping today’s advanced cyber attacks, today announced the acquisition of privately held iSIGHT Partners, one of the world’s leading providers of cyber threat intelligence for global enterprises. The transaction closed on January 14, 2016.

With the acquisition, FireEye creates the world’s most advanced and comprehensive private cyber threat intelligence operation. Customers of both companies will benefit from lower business risk through higher fidelity alerts, context to prioritize threats and the strategic insights to proactively prepare for threats that might target their industry or region. Existing iSIGHT customers will continue to have access to iSIGHT products. FireEye plans to add new intelligence subscription models that include industry vertical specific slices, similar to FireEye’s planned offerings with Visa, so existing and new customers will be able to purchase new threat intelligence products tailored to their organization’s specific threat profile.

Both iSIGHT and FireEye are leading the industry towards an intelligence-led security model that provides organizations with the comprehensive strategic threat insights needed to combat increasingly sophisticated and persistent attacks. An intelligence-led security model offers deeper and broader visibility into attacks, attackers and attack methodologies, thereby enabling organizations to more effectively detect, respond to and anticipate security breaches.

The iSIGHT intelligence network monitors and mines global cyber threat development and thousands of threat actors. iSIGHT’s nearly 350 dedicated staff includes more than 250 cyber threat intelligence experts across 17 countries, covering 29 languages. iSIGHT has invested nearly $100 million over eight years to build out its cyber intelligence capability, and the size and scope of the combined FireEye, Mandiant and iSIGHT cyber threat intelligence capability rivals the largest intelligence operations in the world. FireEye’s existing customer base will see immediate value in their existing subscriptions through increased protection from the iSIGHT intelligence network, which will feed core threat intelligence into the DTI ecosystem that is continually refreshed every 60 minutes.

“This acquisition extends FireEye’s intelligence lead with an offering no one else in the industry can match.” said David DeWalt, FireEye chief executive officer and chairman of the board. “The biggest mistake most people make is thinking threat intelligence is a collection of virus definitions in a shared database. Forward-looking security organizations - from governments to the private sector - know threat intelligence is the key to establishing a robust security posture tuned for the threats targeting each organization. As the cyber operations become integrated with physical, geopolitical and competitive conflict, an intelligence-led approach to security will be key in detecting the most sophisticated threats and responding to them quickly and effectively.”

“Until now, only governments and large enterprises have been able to achieve intelligence-led security, but with the combined resources of FireEye, Mandiant and iSIGHT, we can make the benefits of intelligence-led security available to a broad range of organizations,” said John Watters, iSIGHT’s founder and chief executive officer prior to the acquisition. “We’re bringing iSIGHT together with intelligence teams inside of FireEye and Mandiant that are among the best in the industry, fusing victim-based intelligence with attacker-based, over-the-horizon insights derived from iSIGHT’s global cyber-threat ecosystem. When coupled with the technology and services of FireEye and Mandiant, this intelligence capability is a game changer for the industry and enables an intelligence-led security model that other security companies will be hard pressed to replicate.”

Financial Terms of the Transaction

Under the terms of the merger agreement, FireEye will pay approximately $200 million in cash, subject to customary adjustments for transaction related expenses, to the former iSIGHT shareholders for 100 percent of the outstanding shares of iSIGHT. Additionally, the former iSIGHT shareholders will have the opportunity to earn an additional amount of $75 million in cash and equity upon the achievement of a threat intelligence bookings target on or before the end of FireEye’s second quarter of 2018.

The transaction is expected to be slightly accretive to FireEye’s 2016 operating income and cash flow. As of December 31, 2015, FireEye’s balance sheet included approximately $1.17 billion in cash, cash equivalents and short-term investments.

“With higher quality alerts and the context to prioritize the most critical attacks with the response information at their fingertips, we solidify our role as an essential part of our customers’ security infrastructure,” said Michael Berry, FireEye chief financial officer. “By delivering nation-state grade threat intelligence to commercial customers, we create new cross-sell opportunities that will drive new subscription revenue and increasing renewal value for existing customers.”

Webcast and Conference Call Information

FireEye will host a live webcast to discuss the transaction today, January 20, 2016, at 2 p.m. PST (5 p.m. EST). The webcast may be accessed from the Investor Relations section of the FireEye website at http://investors.fireeye.com. Additionally, interested parties may access an audio-only conference call by dialing 877-312-5521 or 678-894-3048. The archived webcast will be available via the Investor Relations section of the FireEye website at http://investors.fireeye.com.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,000 customers across 67 countries, including more than 650 of the Forbes Global 2000.

Forward-Looking Statements

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of FireEye relating to FireEye’s acquisition of iSIGHT Security. Such forward-looking statements include statements regarding future offerings; expected benefits to FireEye, iSIGHT and their respective customers; expected financial impact of the acquisition on FireEye; and expected effects of new cross-selling opportunities. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include the failure to achieve expected synergies and efficiencies of operations between FireEye and iSIGHT; the ability of FireEye and iSIGHT to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of iSIGHT as a result of the acquisition; the loss of any iSIGHT customers; the ability to coordinate strategy and resources between FireEye and iSIGHT; the ability of FireEye and iSIGHT to retain and motivate key employees of iSIGHT; and general economic conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in FireEye’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015, which is available on the Investor Relations section of the company’s website at investors.FireEye.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to FireEye as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

© 2016 FireEye, Inc. All rights reserved. FireEye, Mandiant, DTI and iSIGHT are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media Contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor Contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

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